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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-3 (File No. 33-30642), Form S-3 (File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8 (File No. 33-10378), Form S-8
(File No. 33-58681), Form S-8 (File No. 33-58683), Form S-8 (File No. 333-
00409), Form S-3 (File No. 33-36551), Form S-3 (File No. 33-49085), Form S-3
File No. 33-62393), Form S-4 (File No. 333-11573), Form S-8 (File No. 333-
33747), Form S-8 (File No. 333-41593), Form S-8 (File No. 333-42801), and Form
S-8 (File No. 333-45985), of our report dated February 9, 1998, on our audits of the consolidated financial statements of the Company and its subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in this Current Report on Form 8-K.


/s/ Coopers & Lybrand L.L.P.


1301 Avenue of the Americas
New York, New York
March 13, 1998